Exhibit 99.1

Modular Medical, Inc. Announces Reverse Stock Split in Connection with Application for
Uplisting on the NASDAQ Capital Market

San Diego, CA, November 26, 2021 — Modular Medical, Inc. (the “Company”) (OTCQB:MODD), a development-stage insulin pump company focused on providing insulin delivery without complexity to increase pump adoption and reduce the burden of diabetes care for clinicians and individuals living with diabetes, today announced a “reverse split” of its shares of common stock at a ratio of 1-for-3. The Company’s common stock will begin trading on a post-split basis on Monday, November 29, 2021 under the trading symbol “MODDD.” The “D” will be removed within 20 business days from the effective date of the reverse split, and the symbol will revert to “MODD.” In connection with the reverse split, the CUSIP number of the Company’s common stock will change to 60785L207.

The reverse split was implemented by the Company in connection with its proposed application to uplist its common stock to trade on the Nasdaq Capital Market (Nasdaq). The reverse split is an action intended to fulfill the stock price requirement for official listing on Nasdaq, which requires that the Company’s common stock must be $4.00 or higher at the time of listing. There can be no assurance that the Company will satisfy other applicable requirements for listing its common stock on Nasdaq or that the Company’s application to uplist its common stock will be approved.

As a result of the 1-for-3 reverse split, every three shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. The number of authorized shares will remain unchanged. No fractional shares will be issued in connection with the stock split. Any fractional shares of common stock resulting from the reverse split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the reverse split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

About Modular Medical, Inc.

Modular Medical, Inc. (OTCQB:MODD) is a development-stage diabetes technology company based in San Diego CA. Working from an innovative set of patented technologies, Modular seeks to expand access to innovative diabetes technologies to the heretofore neglected majority of the diabetes market who have been poorly served by the existing options which have been too expensive and complex to drive broad adoption. Our strategy is to provide care at a level of cost and complexity designed not for “superusers” but for “the rest of us”. Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and world-class microfluidics engineer. Mr. DiPerna was previously the founder (in 2005) of Tandem Diabetes (TNDM) and invented and designed its t:slim insulin pump.

More information is available at https://modular-medical.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the company’s application to uplist its common stock to trade on the Nasdaq. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from those projected in any such forward-looking statements depending on a variety of factors, including the company’s ability to obtain approval of its application for its common stock to trade on the Nasdaq, market conditions, the company’s ability to commence commercialization of its initial product in a timely fashion, and other risks identified in the company’s most recent reports on Form 10-Q and Form 10-K filed with the SEC, as well as other reports that Modular Medical files from time to time with the SEC. Modular Medical undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

All trademarks mentioned herein are the property of their respective owners.

Investor Relations Contact
Modular Medical, Inc.
+1 (858) 800-3500
IR@modular-medical.com

SOURCE: Modular Medical, Inc.